UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38979	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 State Street, 13th Floor
Boston, Massachusetts 02109
(617) 369-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2024, the Board of Directors (the “Board”) of BrightSphere Investment Group Inc. (the “Company”) appointed Kelly Young as the Company’s President and Chief Executive Officer and as a Director of the Company, each effective as of January 1, 2025.

Ms. Young, age 45, is the Chief Executive Officer of Acadian Asset Management LLC (“Acadian”), a role she has served in since December 2023. Ms. Young joined Acadian in 2009 and is a member of Acadian’s Board of Managers, Executive Management Team and Executive Committee. Prior to her appointment as Chief Executive Officer of Acadian, Ms. Young had served as Executive Vice President and Chief Marketing Officer of Acadian since 2019, responsible for all aspects of the firm’s client service and business development efforts globally. Ms. Young previously held various other positions at Acadian, including Managing Director of Acadian Asset Management (U.K.) Limited and also served for a number of years as a senior relationship manager at Acadian. Before joining Acadian, Ms. Young was the European head of the index fund management business for SGAM Alternative Investments. She has also worked for Northern Trust Global Investments and Barclays Global Investors in senior portfolio management positions. Ms. Young received a B.Sc. (Hons) in economics and business finance from Brunel University. She is a CFA charterholder and member of CFA Society U.K. She also holds the CAIA charter and is a member of CAIA Association.

On September 30, 2024, the Company and Acadian entered into an Amended and Restated Employment Agreement with Ms. Young (the “Employment Agreement”) in connection with the appointment of Ms. Young as the Company’s President and Chief Executive Officer and the continued service of Ms. Young as the Chief Executive Officer of Acadian. Pursuant to the Employment Agreement, Ms. Young’s compensation will consist of an annual base salary of $650,000, and she will be eligible to receive a discretionary annual bonus based on a target bonus amount. The target bonus amount is $8.35 million and the actual bonus amount may exceed or be less than the target bonus amount. The determination of the annual bonus and the portion of which that may take the form of deferred compensation, including equity of the Company which may be subject to time or performance-based vesting, shall be determined by the Board or the Compensation Committee of the Board. Without duplication of any benefits provided under the Employment Agreement, Ms. Young will also be eligible to participate in Acadian benefit plans not less favorable than those made available by Acadian to its executive employees.

In the event of termination of Ms. Young as Chief Executive Officer of the Company (a)(i) by the Company without Cause (as defined in the Employment Agreement) or (ii) by Ms. Young with Good Reason (as defined in the Employment Agreement), all equity awards granted to Ms. Young under an equity plan maintained by the Company will become fully vested (except for awards subject to a performance-based vesting condition, which will remain outstanding and continue to be eligible to vest in accordance with their terms ) or (b) as a result of Ms. Young’s death or disability, all equity awards granted to Ms. Young under an equity plan maintained by the Company will become fully vested (at target level, as applicable, for awards subject to a performance-based vesting condition).

In the event of a termination of Ms. Young’s employment as Chief Executive Officer of Acadian without Cause or termination by Ms. Young for Good Reason, then, in addition to any earned but unpaid base salary and certain earned and vested benefits, subject to Ms. Young’s execution of a release of claims, Ms. Young shall be entitled to receive (i) severance pay consisting of a continuation of her base salary then in effect on the termination date for a period equal to up to 24 months, (ii) payment of a bonus equal to up to two times the average amount of Bonuses (as defined in the Employment Agreement), plus any commissions, paid to Ms. Young by Acadian for the last three (3) fiscal years (the “Termination Bonus”) and (iii) payment for continuation of health benefits for the lesser of the severance period set forth in the Employment Agreement, cessation of COBRA eligibility or eighteen (18) months.

In the event of a termination of Ms. Young’s employment as Chief Executive Officer of Acadian due to her death or disability, Ms. Young will be entitled to severance pay consisting of a continuation of her base salary then in effect on the termination date for a period equal to six (6) months and a pro-rata portion of the Termination Bonus.

The Employment Agreement contains customary restrictive covenants, including, confidentiality, a two (2) year non-solicitation and non-interference obligation and a twelve (12) month non-competition obligation.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

In connection with the appointment of Ms. Young as President and Chief Executive Officer of the Company, Suren Rana will step down as President and Chief Executive Officer, effective December 31, 2024.

ITEM 7.01    Regulation FD Disclosure.

A copy of the press release announcing the appointment of Ms. Young as President and Chief Executive Officer of the Company and the Company’s name change, as described in Item 8.01 of this Current Report on Form 8-K below, is filed as Exhibit 99.1 hereto and is incorporated by reference.

ITEM 8.01    Other Events.

On October 1, 2024, the Company announced that it will be changing its name to Acadian Asset Management Inc., effective January 1, 2025. As part of the rebranding process, the Company’s New York Stock Exchange symbol will change from BSIG to AAMI. Trading under the new name and symbol will begin on or about January 2, 2025. The New York Stock Exchange symbol for the Company’s 4.800% notes due 2026 will change from BSIG 26 to AAMI 26.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 30, 2024, by and among the Company, Acadian and Kelly Young
99.1	Press Release issued by the Company, dated October 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	October 1, 2024	BRIGHTSPHERE INVESTMENT GROUP INC.

		By:	/s/ Richard J. Hart
		Name:	Richard J. Hart
		Title:	Chief Legal Officer and Secretary